UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2008

BIOSHAFT WATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52393

(Commission File Number)

98-0494003

(IRS Employer Identification No.)

Spectrum Technology Centre, 184 Technology Drive, Suite 201, Irvine CA 92618

(Address of principal executive offices and Zip Code)

(949) 748-8050

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2008, we entered into a loan agreement dated August 11, 2008 with Premier Financial and Marketing Co. Ltd. (“Premier Financial”), whereby Premier Financial agreed to loan to our company $500,000 (the “Loan”) with interest at a rate of 15% per annum, calculated compounded monthly, both before and after maturity and default, as follows:

(a)	interest shall be payable monthly in arrears on the last business day of each month, commencing August 31, 2008 until the Loan is paid in full;
(b)	the Loan and all accrued and unpaid interest shall be due and be paid in full on August 11, 2009; and

(c)	the Loan may be prepaid in whole or in part at any time without notice, bonus or penalty, together with all interest accrued and unpaid to the date of such repayment.

Under the terms of the loan agreement, we are obligated to pay Premier Financial a structuring fee of 3% on the sum of $500,000 on closing.

The Loan is evidenced by a promissory note dated August 11, 2008 from our company to Premier Financial.

As general and continuing security for the payment of the Loan and for the performance of the obligations and covenants of Premier Financial and for the payment, performance and satisfaction of all and every indebtedness, liability, and obligation of Premier Financial to our company, Premier Financial entered into a general security agreement dated August 11, 2008 with our company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2008, Rafeh Hulays resigned as our secretary, treasurer, chief financial officer and as a director of our company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan Agreement dated August 11, 2008 with Premier Financial and Marketing Co. Ltd.
10.2	Promissory Note dated August 11, 2008.
10.3	General Security Agreement dated August 11, 2008 with Premier Financial and Marketing Co. Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSHAFT WATER TECHNOLOGY, INC.

By: /s/ Imad Kamel Yasine

Name: Imad Kamel Yasine

Title:	Chief Operating and Director

Dated: August 19, 2008

CW2066214.1